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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


    DATE OF REPORT (Date of earliest event reported):          JUNE 2, 1997



                             DXP ENTERPRISES, INC.
               (Exact name of registrant as specified in charter)



       TEXAS                         0-21513                  76-0509661
(State of Incorporation)       (Commission File No.)       (I.R.S. Employer
                                                           Identification No.)



580 WESTLAKE PARK BOULEVARD, SUITE 1100
         HOUSTON, TEXAS                                           77079
(Address of Principal Executive Offices)                        (Zip Code)


     REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (281) 531-4214


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On June 2, 1997, a wholly owned subsidiary of DXP Enterprises, Inc., a Texas corporation (the "Company"), acquired substantially all of the assets ("the Strategic Acquisition") of Strategic Supply, Inc., a Delaware corporation ("Strategic"), pursuant to an Asset Purchase Agreement dated May 27, 1997, among Strategic, Coulson Technologies, Inc., a Delaware corporation, Strategic Distribution, Inc., a Delaware corporation, Strategic Acquisition, Inc., a Nevada corporation and wholly owned subsidiary of the Company, and the Company. The purchase price, which is subject to adjustment, consisted of approximately $4.1 million in existing cash, assumption of approximately $4.7 million of trade payables and other accrued expenses, $2.8 million in promissory notes payable to Strategic and earn-out payments based on the earnings before interest and taxes of Strategic to be paid over a period of approximately six years, which earn- out payments shall not exceed $3,500,000. The terms of the Strategic Acquisition resulted from arms-length negotiation between the parties. The assets acquired by the Company were used by Strategic in the distribution of industrial and safety supplies and maintenance and repair operations and activities related thereto. The Company intends to continue such use and operate Strategic as separate operating unit of the Company.

         A copy of the press release announcing the closing of the Strategic Acquisition is filed as Exhibit 99.1 and is hereby incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

         (a)     Financial Statements of Business Acquired.

                 The financial statements required are not currently available to the Company and will be filed by the Company by an amendment to this report within 60 days of the filing hereof.

         (b)     Pro Forma Financial Information.

                 The acquisition of Strategic by the Company will be accounted for as a purchase and will require an allocation of the purchase price among the acquired assets. As of the date of this report, such allocation has not been completed and it would be impracticable for the Company to provide the pro forma financial information that is required pursuant to Article 11 of Regulation S-X with respect to the acquisition at this time. Such pro forma financial information will be filed by the Company by an amendment to this report within 60 days of the filing hereof.

         (c)     Exhibits.

         2.1     -   Asset Purchase Agreement dated May 27, 1997, among
                     Strategic Supply, Inc., Coulson Technologies, Inc.,
                     Strategic Distribution, Inc., DXP Acquisition, Inc. (d/b/a
                     Strategic Acquisition, Inc.) and DXP Enterprises, Inc.

        99.1     -   Press Release of the Company dated June 5, 1997,
                     announcing the closing of the Strategic Acquisition.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             DXP ENTERPRISES, INC.



Dated: June 17, 1997                           /s/ DAVID R. LITTLE
                                         --------------------------------------
                                                   David R. Little
                                         President and Chief Executive Officer





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                               INDEX TO EXHIBITS

        EXHIBIT
        NUMBER                    DESCRIPTION
        ------                    -----------

          2.1 Asset Purchase Agreement dated May 27, 1997, among Strategic Supply, Inc., Coulson Technologies, Inc., Strategic Distribution, Inc., DXP Acquisition, Inc. (d/b/a Strategic Acquisition, Inc.) and DXP Enterprises, Inc.

         99.1 Press Release of the Company dated June 5, 1997, announcing the closing of the Strategic Acquisition.





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